Exhibit 21


                                  SUBSIDIARIES



Name                                                  Percentage (Voting Power) Owned
----                                                  -------------------------------
ABP Midwest Manufacturing Co., Inc.                                     100%

Au Bon Pain Corporation*                                                100%

Au Bon Pain Fairlane Corporation*                                       100%

Au Bon Pain Foundation, Inc.                                            100%

Au Bon Pain Properties, Inc.*                                           100%

Pain Francais, Inc.                                                      75%

Saint Louis Bread Company, Inc.                                         100%

ABP Equipment Company                                                   100%

ABP Holdings, Inc.                                                      100%

The Joint Ventures Organized and Operated                             51-90%
Pursuant to the ABP/LI Associates Joint                      Varied Ownership
Venture Agreement



* Inactive